SECOND AMENDED AND RESTATED

                                RIGHTS AGREEMENT





                                 by and between







                         ESPEY MFG. & ELECTRONICS CORP.

                                       and

                           REGISTRAR AND TRANSFER CO.

                                       as

                                  Rights Agent











                           Dated as December 18, 2009

Section 1.   Certain  Definitions........................................................1

Section 2.   Appointment of Rights Agent.................................................7

Section 3.   Issue Of Right Certificates.................................................8

Section 4.   Form of Right Certificates..................................................9

Section 5.   Countersignature and Registration...........................................9

Section 6.   Transfer, Split Up, Combination and Exchange of Right Certificates;

             Mutilated, Destroyed, Lost or Stolen Right Certificates....................10

Section 7.   Exercise of Rights; Purchase Price; Expiration Date of Rights..............10

Section 8.   Cancellation and Destruction of Right Certificates.........................11

Section 9.   Reservation and Availability of Common Shares..............................12

Section 10.  Common Shares Record Date..................................................13

Section 11.  Adjustment of Purchase Price, Number of Shares or Number of Rights.........13

Section 12.  Certificate of Adjusted Purchase Price or Number of Shares.................18

Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power.......19

Section 14.  Fractional Rights and Fractional Shares....................................20

Section 15.  Rights of Action...........................................................21

Section 16.  Agreement of Right Holders.................................................21

Section 17.  Right Certificate Holder Not Deemed a Stockholder..........................21

Section 18.  Concerning the Rights Agent................................................22

Section 19.  Merger or Consolidation or Change of Name of Rights Agent..................22

Section 20.  Duties of Rights Agent.....................................................23

Section 21.  Change of Rights Agent.....................................................24

Section 22.  Issuance of New Right Certificates; Legends................................25

Section 23.  Redemption.................................................................25

Section 24.  Notice of Certain Events...................................................26

Section 25.  Notices....................................................................27

Section 26.  Supplements and Amendments.................................................28

Section 27.  Successors.................................................................28

Section 28.  Severability...............................................................28

Section 29.  Governing Law..............................................................28

Section 30.  Counterparts...............................................................28

Section 31.  Descriptive Headings.......................................................28

                  SECOND AMENDED AND RESTATED RIGHTS AGREEMENT

         This SECOND AMENDED AND RESTATED RIGHTS  AGREEMENT (this  "Agreement"),
                                                                    ---------
dated as of December 18, 2009 by and between ESPEY MFG. & ELECTRONICS CORP., a New York corporation (the "Company"), and REGISTRAR AND TRANSFER CO., as Rights
                           -------
Agent (the "Rights Agent").
            ------------

         WHEREAS, the Board of Directors of the Company adopted a Rights Agreement, dated as of March 31, 1989, amended on February 12, 1999; and amended and restated on December 31, 1999 (the "Rights Agreement");
                                        ----------------

         WHEREAS, the Rights Agreement is scheduled to terminate on December 31, 2009;

         WHEREAS, the Board of Directors of the Company finds it in the best interests of the Company and its stockholders to continue the Rights Agreement and desires to amend and restate the Rights Agreement again, effective as of January 1, 2010;

         WHEREAS, this Agreement supersedes and replaces the Rights Agreement;

         WHEREAS, the Board of Directors of the Company authorized and declared a dividend of one right ("Right") for each share of Common Stock, $.33 1/3 par
                           -----
value per share, of the Company ("Common Share")  outstanding as of the Close of
                                  ------------
Business on April 14, 1989 (the "Record  Date"),  and authorized the issuance of
                                 ------------
one Right with respect to each Common Share that shall become outstanding (other than Common Shares that are issued in connection with the exercise of these Rights) after the Record Date and on or before the earlier of the Distribution Date or the Expiration Date (as such terms are defined in Sections 3 and 7 hereof), each Right representing the right to purchase one-half of a Common Share (subject to adjustment as herein provided); and

         WHEREAS, the Board of Directors of the Company authorized a one-for-one stock split in the form of a dividend of one Common Share for each Common Share issued and outstanding as of December 30, 2005 (the "Dividend").
                                                     --------

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. Certain  Definitions.  For purposes of this  Agreement,  the
                    --------------------
following terms have the meanings indicated:

             (a)  "Acquiring  Person"  shall  mean any  Person  (as such term is
                   -----------------
hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined ) of 15% or more of the Common Shares then outstanding, but shall not include any Exempt Person (as such term is hereinafter defined).

             (b) "Affiliate" and "Associate" shall have the respective  meanings
                  ----------     ----------
ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in
                                                         -------------
effect on the date hereof.

             (c) A Person  shall be deemed to be the  "Beneficial  Owner" of and
                                                       -----------------
shall be deemed to "beneficially own" any securities:
                    ----------------

                 (1) except as expressly excluded by the provisions of Sections 1(c)(2) and (3) hereof, which such Person or any of such Person's Affiliates or Associates has "beneficial ownership" of (as determined pursuant to Rule 13d-3
                ---------------------
of the General Rules and Regulations under the Exchange Act, as in effect on the date of such determination), directly or indirectly;

                 (2) which such Person or any of such Person's Affiliates or Associates has, directly or indirectly, (A) the right to acquire or dispose or direct the disposition of (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (i) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (ii) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                 (3) which are beneficially owned, directly or indirectly, by any other Person with whom such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except as described in the proviso to clause (B) of subparagraph (2) of this Section 1(c)) or disposing of any securities of the Company; provided, however, that notwithstanding the provisions of clauses (1), (2) or (3) of this Section 1(c), no Person shall be deemed to be the Beneficial Owner of, and no Person shall be deemed to beneficially own, any Common Shares held by any trust created under the will of Nathan Pinsley (the "Trust Common Shares"). Notwithstanding the foregoing, all
                     -------------------
Trust Common Shares shall be deemed outstanding for purposes hereof.

             (d)  "Business  Day"  shall  mean any day  other  than a  Saturday,
                   -------------
Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

             (e) "Close of Business" on any given date shall mean 5:00 p.m., New
                  -----------------
York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

             (f) "Common  Shares"  shall mean:  (i) when used  without  specific
                  --------------
reference to any issuing entity, the shares of Common Stock, $.33 1/3 par value per share, of the Company or any securities which such Common Stock is converted into or exchanged for pursuant to any reclassification of such Common Stock or
(ii) when used with reference to any Person (other than the Company) the equity security which has the greatest voting power of such Person or if such Person is a subsidiary of another Person, the Person (other than an individual) which ultimately controls such first mentioned Person.

             (g) "Effective Date" shall mean January 1, 2010, which shall be the
                  --------------
effective date of this Agreement.

             (h) "Exempt  Person" shall mean the Company,  any subsidiary of the
                  --------------
Company, any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company, or any person or entity organized, appointed, established or holding Common Shares for or pursuant to the terms of any such plan.

             (i) "Person" shall mean any individual,  firm, corporation or other
                  ------
entity.

             (j) "Section 11(a)(ii) Event" shall mean the occurrence of an event
                  -----------------------
where:

                 (1) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the Effective Date, directly or indirectly, except in a transaction or transactions covered by Section 13 shall:

                     (i) merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination;

                     (ii) in one or more transactions, transfer any assets to the Company or any of its subsidiaries in exchange (in whole or in part) for Common Shares or for securities exercisable for or convertible into Common Shares or otherwise obtain from the Company, with or without consideration, any additional Common Shares or securities exercisable for or convertible into Common Shares (other than as part of a pro rata distribution to all holders of Common Shares);

                     (iii) alone or together with its Affiliates and Associates, become the Beneficial Owner of 15% or more of the Common Shares;

                     (iv) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose of (in one or more transactions), to, from or with, as the case may be, the Company or any of its subsidiaries, assets (including securities) on terms and conditions less favorable to the Company than the Company would be able to obtain in arm's-length negotiation with an unaffiliated third party;

                     (v) receive any compensation from the Company or any of the Company's subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its subsidiaries') past practices; or

                     (vi) receive the benefit, directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its subsidiaries;

             or

                 (2) during such time as there is an Acquiring Person, there shall be, except in a transaction or transactions covered by Section 13 hereof, any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its subsidiaries or any other transaction or series of transactions (whether or not with or into or otherwise involving an Acquiring Person) which has the effect, directly or indirectly, or increasing by more than 1% the proportionate share of the outstanding shares of any class of capital stock or of securities exercisable for or convertible into any class of capital stock of the Company or any of its subsidiaries which is directly or indirectly owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person.

         (k)  "Shares  Acquisition  Date"  shall  mean the first  date of public
               -------------------------
announcement (including, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

         (l) "Term" shall mean January 1, 2010 to December 31, 2019.
              ----

         (m)  "Triggering  Event" shall mean the occurrence of an event in which
               -----------------
the Company shall at any time after the Effective Date:

                 (1) declare a dividend on the Common Shares payable in Common Shares;

                 (2) subdivide the then outstanding Common Shares;

                 (3) combine the outstanding Common Shares into a smaller number of Common Shares; or

                 (4) except in a transaction or transactions covered by Section 13 or a Section 11(a)(ii) Event, issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a merger in which the Company is the continuing or surviving corporation).

         Section 2. Appointment of Rights Agent. The Company hereby appoints the
                    ---------------------------
Rights Agent to act in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

         Section 3. Issue Of Right Certificates.
                    ---------------------------

                 (a) Until the Distribution Date (as hereinafter defined) (x) each Right will be evidenced (subject to the provisions of paragraph (b) of this
Section 3) by the certificate for the Common Share registered in the name of the holder thereof in respect of which such Right has been issued and not by a separate Right Certificate, and (y) each Right will be transferable only in connection with the transfer of such Common Share. The term "Distribution Date"
                                                             ------------------
shall mean such date which is the earlier of (i) the fifteenth day (or twenty-fifth day if the Board of Directors of the Company shall within such fifteen-day period act by resolution to extend such period by ten days) after the Shares Acquisition Date and (ii) the fifteenth day (or twenty-fifth day if the Board of Directors of the Company shall within such fifteen-day period act by resolution to extend such period by ten days) after the commencement by any Person (other than an Exempt Person) of a tender or exchange offer which, if consummated for the maximum amount of securities to which the offer relates, would result in such Person, together with all Affiliates and Associates of such Person, being the Beneficial Owner of 15% or more of the outstanding Common Shares of the Company (including any such date which is after the Effective Date and prior to the issuance of the Rights). As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, insured postage prepaid mail, or, if requested by or on behalf of a holder, shall otherwise deliver, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right certificate, in substantially the form of Exhibit A hereto (the "Right Certificate"), evidencing one Right for each Common Share so held,
 ------------------
subject to adjustment as provided herein. On and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

                 (b) The Company will file a copy of this Agreement, including a copy of a Summary of Rights to Purchase Common Shares, in substantially the form attached hereto as Exhibit B (the "Summary of Rights") in a Form 8-K with the
                                     ------------------
Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Until the Distribution Date (or, if earlier, the Expiration
Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the automatic transfer of the Rights associated with the Common Shares represented thereby.

                 (c) Rights have been issued with respect of all Common Shares that became outstanding after the Record Date, but on or before the Effective Date and shall be issued with respect to all Common Shares that become outstanding after the Effective Date, but on or before the earlier of the Distribution Date or the Expiration Date. All Rights issued with respect to Common Shares outstanding prior to the Effective Date shall, on the Effective Date, be subject to this Agreement notwithstanding any reference to a predecessor agreement on any certificate memorializing such outstanding Common Shares. Certificates for Common Shares issued after the Effective Date, but on or before the earlier of the Distribution Date or the Expiration Date, shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                  "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Second Amended and Restated

                  Rights Agreement between Espey Mfg. & Electronics Corp. and Registrar and Transfer Co., as Rights Agent, effective as of
                  January 1, 2010 (the "Rights  Agreement"),  the terms of which
                                        -----------------
                  are  hereby  incorporated  herein by  reference  and a copy of which is on file at the principal executive offices of Espey Mfg. & Electronics Corp. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Espey Mfg. & Electronics Corp. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights issued to or beneficially owned by Acquiring Persons or Affiliates or Associates thereof (as defined in the Rights Agreement) or certain transferees thereof may become null and void."

With respect to such certificates containing the foregoing legend, until the Distribution Date (or, if earlier, the Expiration Date), the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone. Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any such certificate shall also constitute the automatic transfer of the Rights associated with the Common Shares represented thereby.

         Section 4. Form of Right Certificates.  The Right Certificates (and the
                    --------------------------
forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially in the form of Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and which are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall set forth the number of Rights evidenced thereby, the number of Common Shares which may be purchased upon exercise thereof and the purchase price per share provided for therein (the "Purchase Price"), provided, however, that the number of Rights, the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

         Section 5.  Countersignature  and Registration.  The Right Certificates
                     ----------------------------------
shall be executed on behalf of the Company by its President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose, unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature and delivery by the Rights Agent, such Right Certificates, nevertheless, may be countersigned and delivered by the Rights Agent, with the same force and effect as though the person who signed such Right Certificate had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer. Following the Distribution Date, the Rights Agent will keep or cause to be kept, at one of its offices in the United States, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

         Section  6.  Transfer,  Split Up,  Combination  and  Exchange  of Right
                      ----------------------------------------------------------
Certificates;  Mutilated, Destroyed, Lost or Stolen Right Certificates.  Subject
----------------------------------------------------------------------
to the provisions of Sections 7(e) and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Common Shares as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. After the Distribution Date and on or prior to the Expiration Date, any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged, with the form of assignment on the reverse thereof duly executed, to the Rights Agent at its principal office. Thereupon, the Company will make and deliver to the Rights Agent and the Rights Agent shall countersign and deliver to the person entitled thereto, a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

         Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         Section 7.  Exercise  of Rights;  Purchase  Price;  Expiration  Date of
                     -----------------------------------------------------------
Rights.
------

             (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent in New York, New York, together with payment of the Purchase Price for each Common Share as to which the Rights are exercised, at or prior to the earlier of
(i) the Close of Business on December 31, 2019 or (ii) the time at which the Rights are redeemed as provided in Section 23 (such earlier time being herein referred to as the "Expiration Date").
                    ---------------

             (b) The Purchase Price for each Common Share pursuant to the exercise of Rights is $25, shall be subject to adjustment from time to time, as provided in Sections 11 and 13 hereof, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

             (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall thereupon promptly
(i) requisition from the Company or any transfer agent of the Common Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Common Shares to be purchased and the Company will comply and hereby authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be pad in lieu of issuance of factional shares in accordance with Section 14, (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt of such cash, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate.

             (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, the Company will make and deliver to the Rights Agent a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised, which Right Certificate shall be countersigned by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

             (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 or any transfer, split-up, combination or exchange as set forth in Section 6 hereof, unless such registered holder shall have (i) completed and signed the certificate set forth on the reverse side of the Right Certificate surrendered for such exercise, transfer, split-up, combination or exchange, and (ii) provided such additional evidence of the identify of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         Section 8.  Cancellation  and  Destruction of Right  Certificates.  All
                     -----------------------------------------------------
Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, be canceled by it, and no Right Certificates shall be issued in lieu thereof, except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate evidencing such destruction to the Company.

         Section 9. Reservation and  Availability of Common Shares.  The Company
                    ----------------------------------------------
covenants and agrees that it will cause to be reserved and kept available out of its authorized but unissued Common Shares or any Common Shares held in its treasury, the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding Rights. In the event that there shall at any time not be sufficient authorized but unissued Common Shares or treasury shares to permit the exercise in full of all outstanding Rights, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of all outstanding Rights.

         So long as the Common Shares purchasable upon the exercise of Rights may be listed on any national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ")
                                                                        ------
the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all such shares to be listed on such exchange or quoted on NASDAQ, as the case may be, upon such exercise.

         The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

         The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax or governmental charge which may be payable in respect of any transfer or delivery of Right Certificates to a person other than the registered holder thereof or the issuance or delivery of certificates for the Common Shares in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates for Common Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax and charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax or charge is due.

         The Company shall use its best efforts to (i) file, as soon as practicable following the occurrence of a Section 11(a)(ii) Event or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the "Securities Act") on an appropriate form with respect to the Common Shares
 ---------------
purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date. The Company will also take such action with respect to such Common Shares as may be appropriate under the securities or "blue sky" laws of the various states. The Company may temporarily suspend the exercisability of the Rights in order to prepare and file such registration statement and cause it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction, unless the requisite qualification in such jurisdiction shall have been obtained.

         Section 10. Common  Shares  Record Date.  Each person in whose name any
                     ---------------------------
certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Shares transfer books of the Company are open.

         Section 11. Adjustment of Purchase Price, Number of Shares or Number of
                     -----------------------------------------------------------
Rights.
------

         The Purchase Price, the number of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

             (a) (i) If a Triggering Event occurs at any time after the Effective Date, the Purchase Price in effect at the time of the record date (in the event of a dividend) or the effective date (in the event of a subdivision, combination or reclassification) of such Triggering Event, and the number and kind of shares of capital stock issuable upon exercise of a Right on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of an amount equal to the product of:

         (x) the Purchase Price in effect immediately prior to the applicable record date or effective date of such Triggering Event, multiplied by

         (y) the number of Common Shares for which a Right was exercisable, immediately prior to such date,

the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such Triggering Event.


                     (ii) If a Section 11(a)(ii) Event takes place, then, subject to the last sentence of Section 23(a) hereof, each holder of a Right, except as provided below, shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement and payment of an amount equal to the Purchase Price in effect immediately prior to the occurrence of such Section 11(a)(ii) Event multiplied by the number of Common Shares for which a Right was exercisable immediately prior to such occurrence, such number of Common Shares as shall equal:

         (x) the result obtained by multiplying the then current Purchase Price by the number of Common Shares for which a Right was exercisable immediately prior to the occurrence of such Section 11(a)(ii) Event and

         (y) dividing such product by 50% of the current per share market price of the Common Shares (determined pursuant to Section 11(d)) on the date of the occurrence of such Section 11(a)(ii) Event.

Provided,  however,  that the number of Common Shares  adjusted  pursuant to the
------------------
above calculation shall be further appropriately adjusted to reflect any Triggering Event or any events described in Sections 11(b) or (c) hereof occurring after the date of the occurrence of such event.

         Notwithstanding  the  foregoing,  from and after the  occurrence of any
Section 11(a)(ii) Event, any Rights beneficially owned by

         (1) such Acquiring Person or an Associate or Affiliate of such Acquiring Person;

         (2) a transferee of such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such; or

         (3) a transferee of such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (x) a transfer (whether or not for consideration) from such Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (y) a transfer which the Board of Directors of the Company determines is part of a plan, arrangement or understanding which has as a primary purpose of effect the avoidance of all or any portion of this section 11(a)(ii), and subsequent transferees of any such transferees, shall become null and void without any further action, and any holder of such Rights shall thereupon have no rights whatsoever with respect to such Rights, whether under any provisions of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Right Certificates or any other Person as a result of its making or failure to make any determination with respect to any Acquiring Person or its Affiliates, Associates or transferees hereunder.

                     (iii) In the event that there shall not be sufficient treasury shares or authorized, but unissued, Common Shares to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Company shall take all such actions as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights.

             (b) In case the Company shall, at any time after the Effective Date, fix a record date for the issuance of rights or warrants to all holders of Common Shares entitling them (for a period expiring within forty-five calendar days after such record date) to subscribe for or purchase Common Shares (or securities exercisable for or convertible into Common Shares) at a price per Common Share (or having an exercise or conversion price per Common Share, if a security exercisable for or convertible into Common Shares) less than the current per share market price of the Common Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying:

                           (i) the Purchase Price in effect immediately prior to
                  such record date, by

                           (ii) a fraction, (A) the numerator of which shall be the sum of the number of Common Shares outstanding on such record date, plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial exercise of conversion price of the exercisable or convertible securities so to be offered) would purchase at such current market price, and (B) the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares so to be offered for subscription or purchase (or into which the exercisable or convertible securities so to be offered are initially exercisable or convertible).

In case such subscription price may be paid in a consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

             (c) In case the Company shall, at any time after the Effective Date, fix a record date for the making of a distribution to all holders of the Common Shares of evidences of indebtedness or assets (other than a regular periodic cash dividend at a rate not in excess of 125% of the last regular periodic cash dividend theretofore paid) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying:

                  (i) the Purchase Price in effect immediately prior to such record date, by

                  (ii) a fraction, (A) the numerator of which shall be the current per share market price of the Common Shares (as defined in Section 11(d)) on such record date less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a written statement filed with the Rights Agent and shall be conclusive for all purposes) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Common Share and (B) the denominator of which shall be such current per share market price of the Common Shares.

Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

             (d) For the purpose of any computation hereunder,  the "current per
                                                                     -----------
share  market  price" of Common  Shares on any date shall be the  average of the
--------------------
daily closing prices per share of such Common Shares for the thirty consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (A) a dividend or distribution on such Common Shares payable in such Common Shares or securities exercisable for or convertible into such Common Shares or (B) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of thirty Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the daily closing prices per share of such Common Shares prior to such ex-dividend date or record date, as the case may be, shall be appropriately adjusted to reflect such dividend, distribution, subdivision, combination or reclassification, as the case may be.

The closing price for each day shall be:

         (x) the last sale price, regular way, or, in the case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Common Shares are listed or admitted to trading; or

         (y) if such Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use; or

         (z) if on any such date such Common Shares are not quoted or reported by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Common Shares selected by the Board of Directors of the Company.

If on any such date during such 30-consecutive Trade Day period such Common Shares are not quoted or reported by any such organization and no such market maker is making a market in such Common Shares, the closing price of such shares on such date shall be as determined in good faith by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which such Common Shares are listed or admitted to trading is open for the transaction of business or, if such Common Shares are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close.

             (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share, as the case may be.

             (f) If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Sections 11(a) through (e), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Common Shares shall apply on like terms to any such other shares.

             (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

             (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase that number of Common Shares (calculated to the nearest ten-thousandth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing such product by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

             (i) The Company may elect, on or after the date of any adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and
(c), to adjust the number of Rights, in substitution for any adjustment pursuant to Section 11(h) in the number of Common Shares purchasable upon the exercise of a Right. In the event the Company makes such election, each Right outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing (x) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by the (y) Purchase Price in effect immediately after such adjustment of the Purchase Price. The Company shall make a public announcement of its election, if any, to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made with prompt written notice thereof to the Rights Agent. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if Right Certificates shall theretofore have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates shall theretofore have been issued, upon each adjustment of the number of Rights pursuant to this
Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date, Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the

Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

             (j) Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares purchasable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

             (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Common Shares purchasable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Purchase Price.

             (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of the record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Common Shares and other capital stock or securities of the Company, if any, purchasable upon such exercise over and above the Common Shares and other capital stock or securities of the Company, if any, purchasable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

             (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustment expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine such reduction to be advisable in order that any (i) consolidation or subdivision of the Common Shares, (ii) issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares or (iii) stock dividends or issuance or rights, options or warrants referred to herein above in this Section 11, hereafter made by the Company to holders of its Common Shares shall not be taxable to such stockholders.

         Section 12. Certificate of Adjusted Purchase Price or Number of Shares.
                     ----------------------------------------------------------
Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25.

         Section  13.  Consolidation,  Merger or Sale or  Transfer  of Assets or
                       ---------------------------------------------------------
Earning Power.
-------------

             (a) In the event, directly or indirectly, at any time on or after the Shares Acquisition Date:

                           (x) the Company shall consolidate with, or merge with and into, any other Person;

                           (y) any Person shall merge with and into the Company, and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other equity securities of any other Person; or

                           (z) the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) to any other Person, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) (in the event of more than one transaction,
                           measured   as  of  the   date  of  the   first   such
                           transaction),

then, and in such case, proper provision shall be made so that:

                                (i) each holder of a Right shall thereafter have
the right to receive such number of validly issued, fully paid and nonassessable and freely tradeable Common Shares of the other Person, free and clear of any liens, encumbrances, rights of first refusal or other adverse claims, upon the exercise thereof in accordance with the terms of this Agreement and payment of an amount equal to (1) the Purchase Price in effect immediately prior to the occurrence of such consolidation, merger, sale or transfer multiplied by (2) the number of Common Shares for which a Right was exercisable immediately prior to such occurrence, as shall equal the result obtained by:

                           (x) multiplying the then current Purchase Price, by the number of Common Shares for which a Right was exercisable immediately prior to such consolidation, merger, sale or transfer, and

                           (y) dividing such product by 50% of the current per share market price (determined pursuant to Section 11(d) hereof) of the Common Shares of such other Person (as defined in Section 1(f) hereof) on the date of consummation of such consolidation, merger, sale or transfer;

                                (ii) the  issuer  of such  Common  Shares  shall
thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement;

                                (iii) the term  "Company"  shall  thereafter  be
                                                 -------
deemed to refer to such issuer; and

                                (iv)  such   issuer   shall   take  such   steps
(including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.

             (b) The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing.

             (c) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

         Section 14. Fractional Rights and Fractional Shares.
                     ---------------------------------------

             (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the "current market
                                                                  --------------
value" of a whole  Right on any date shall be,  subject to the second  following
-----
sentence, the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted or reported by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date the Rights are not quoted or reported by any such organization and no such market maker is making a market in the Rights, the "current market value" of the Rights on such date shall be as determined in good
 --------------------
faith by the Board of Directors of the Company.

             (b) The Company shall not be required to issue fractions of shares upon exercise of the Rights or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(b), the

"current  market value" of a Common Share shall be the closing price of a Common
 ---------------------
Share (as determined pursuant to the second sentence of Section 11(d)) for the Trading Day immediately prior to the date of such exercise. If on such date the closing price of a Common Share cannot be determined pursuant to the second sentence of Section 11(d), the "current market value" of a Common Share on such
                                 --------------------
date shall be as determined in good faith by the Board of Directors of the Company.

             (c) Every holder of a Right by the acceptance of the same expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.

         Section 15. Rights of Action. All rights of action with respect to this
                     ----------------
Agreement are vested in the respective holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of any other Common Shares), may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, the Common Shares) in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of the Rights, it is specifically acknowledged that the holders of the Rights would not have an adequate remedy at law for any reach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

         Section 16. Agreement of Right Holders. Every holder of a Right, by the
                     --------------------------
acceptance of the same, expressly consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

             (a) prior to the Distribution Date, a Right will be transferable only in connection with the transfer of the Common Share in respect of which it has been issued;

             (b) after the Distribution Date, the Right Certificates will be transferable only on the registry books of the Rights Agent and if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

             (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations or ownership or writing on the Right Certificate or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

         Section  17.  Right  Certificate  Holder Not Deemed a  Stockholder.  No
                       ----------------------------------------------------
holder, as such, of any Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or any other securities of the Company which may at any time be purchasable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18.  Concerning the Rights Agent.  The Company agrees to pay to
                      ---------------------------
the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and reasonable counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses (including reasonable counsel fees) of defending against any claim of liability in the premises.

         The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

         Section 19. Merger or  Consolidation or Change of Name of Rights Agent.
                     ----------------------------------------------------------
Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver such Right
Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         Section 20. Duties of Rights  Agent.  The Rights Agent  undertakes  the
                     -----------------------
duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

             (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

             (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the President, a Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be considered full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

             (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

             (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

             (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidence by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be purchased pursuant to this Agreement or any Right Certificate or as to whether any Common Shares will, when so purchased, be validly authorized and issued, fully paid and nonassessable, nor will it be liable for any federal or state transfer taxes or charges that may be due upon the issuance or transfer of any Common Share or Right Certificate.

             (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

             (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the President, a Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

             (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

         Section 21. Change of Rights  Agent.  The Rights Agent or any successor
                     -----------------------
Rights Agent may resign and be discharged from its duties under this Agreement upon not less than 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to a court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by a court, shall be a corporation organized and doing business under the laws of the United States or any state therein, in good standing, having a principal office in a state in the United States, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as
Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assistance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates.

         Section 22. Issuance of New Right Certificates; Legends.
                     -------------------------------------------

             (a) Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

             (b) Any Right Certificate issued pursuant to Section 3 or Section 22 hereof that represents Rights beneficially owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person, and any Right Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, split up, combination, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall (to the extent feasible) contain the following legend:

                  "The Rights represented by this Right Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Second Amended and Restated Rights Agreement, effective as of January 1, 2010 between Espey Mfg. & Electronics Corp. and Registrar and Transfer Co., as Rights Agent (the "Rights
                                                                          ------
                  Agreement")).   This   Right   Certificate   and  the   Rights
                  ---------
                  represented hereby will become void in the circumstances specified in the Rights Agreement."

         Section 23. Redemption.
                     ----------

             (a) The Board of Directors of the Company may, at its option, at any time prior to the Close of Business on the earlier of the Distribution Date or December 31, 2019, redeem all, but not less than all, the then outstanding Rights at a redemption price of $.01 per Right appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption
                                                                      ----------
Price").  Notwithstanding  anything  contained  in this Rights  Agreement to the
-----
contrary, the Rights shall not be exercisable after an occurrence of any Section 11(a)(ii) Event until such time as the right of redemption hereunder has expired.

             (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of the Rights shall be to receive the Redemption Price. Within 10 days after the action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent or transfer agents for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

             (c) If,

                   (i) following the occurrence of a Shares Acquisition Date and following the expiration of the right of redemption hereunder but prior to the occurrence of any event described in Section 13 or any Section 11(a)(ii) Event, (A) a Person who is an Acquiring Person and/or such Acquiring Person's Affiliates and Associates transfers or otherwise disposes of a number of Common Shares in one transaction or a series of transactions, to a Person other than the Company or any of its subsidiaries and not otherwise directly or indirectly involving the Company or any of its subsidiaries, which transfer or other disposition does not result in the occurrence of an event described in Section 13 or a Section 11(a)(ii) Event, but does result in such Person, together with such Person's Affiliates and Associates, thereafter being the Beneficial Owner of 10% or less of the Common Shares, (B) at the time of and immediately following such transfer or other disposition, the directors who were in office prior to such Person becoming an Acquiring Person and any director appointed or nominated to the Board of Directors of the Company by such directors, constitute a majority of the Board of Directors of the Company, and (C) no Person, immediately following such transfer or other disposition, is an Acquiring Person or is making a tender or exchange offer which meets the requirements of
         Section 3(a)(ii) hereof, or

                    (ii) following the commencement of a tender or exchange offer which meets the requirements of Section 3(a)(ii) and following the expiration of the right of redemption hereunder but prior to the occurrence of any event described in Section 13 or a Section 11(a)(ii) Event, (A) the offeror has not consummated such tender or exchange offer and has terminated or withdrawn such tender or exchange offer, (B) at the time of and immediately following such termination or withdrawal, the directors who were in office prior to the commencement of such offer and any director appointed or nominated to the Board of Directors of the Company by such directors, constitute a majority of the Board of Directors of the Company, and (C) no Person, immediately following such termination or withdrawal, is an Acquiring Person or is making a tender or exchange offer which meets the requirements of Section 3(a)(ii) hereof, then, and in each such case, the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 23 until the earlier of the occurrence of another Distribution Date or December 31, 2019.

         Section 24. Notice of Certain Events. In case the Company shall propose
                     ------------------------
(a) to pay any dividend payable in stock of any class to the holders of Common Shares or to make any other distribution to the holders of Common Shares (other than a regular periodic cash dividend at a rate not in excess of 125% of the last regular periodic cash dividend theretofore paid), or (b) to offer to the holders of Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any other class or any other securities, rights or options, or (c) to effect any reclassification of its Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), or (d) to effect any consolidation or merger, or (e) to effect any sale or other transfer (or so permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any other Person, or (f) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or offer or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above prior to the record date for determining holders of the Common Shares for purposes of such action, and in the case of any such other action, prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier.

         In case a Section 11(a)(ii) Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 25, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) of this Agreement.

         Section 25.  Notices.  Subject to the  provisions of Section 21 hereof,
                      -------
any notice or demand authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                       Espey Mfg. & Electronics Corp.
                       233 Ballston Avenue
                       Saratoga Springs, New York 12866
                       Attention: President

         Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:


                       Registrar and Transfer Co.
                       10 Commerce Drive
                       Cranford, New Jersey 07016
                       Attention: Vice President

         Any notice or demand authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section  26.  Supplements  and  Amendments.  The Company and the Rights
                       ----------------------------
Agent may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates for purposes including curing any ambiguity, correcting or supplementing any provision contained herein which may be defective or inconsistent with any other provision herein, or making any other provisions in regard to matters or questions arising hereunder which the Company and the Rights Agent may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights.

         Section  27.  Successors.  All the  covenants  and  provisions  of this
                       ----------
Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section  28.  Severability.   If  any  term,  provision,   covenant  or
                       ------------
restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 29.  Governing Law. This  Agreement and each Right  Certificate
                      -------------
issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         Section 30. Counterparts.  This Agreement may be executed in any number
                     ------------
of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 31. Descriptive  Headings.  Descriptive headings of the several
                     ---------------------
Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                                         ESPEY MFG. & ELECTRONICS CORP.

By:   /s/ Peg Murphy                                   By: /s/ Howard Pinsley
      ---------------------                            -------------------------
         Name: Peg Murphy                              Name: Howard Pinsley
                                                       Title: CEO

Attest:                                         REGISTRAR AND TRANSFER CO.

By:   /s/ Mary Rose Cascaes                            By: /s/ William P. Tatler
      ---------------------                            -------------------------
         Name: Mary Rose Cascaes                       Name: William P. Tatler
                                                       Title: Vice President

                                                                       Exhibit A
                                                                       ---------

                           [Form of Right Certificate]

Certificate No. R-___________                                 ___________ Rights



                  NOT EXERCISABLE AFTER , DECEMBER 31, 2019 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT REFERRED TO HEREIN. IF THE RIGHTS REPRESENTED BY THIS CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 11(a)(ii) OF THE RIGHTS AGREEMENT.

                                Right Certificate

                         ESPEY MFG. & ELECTRONICS CORP.

         This certifies that _______________________, or its registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the tens, provisions and conditions of the Second Amended and Restated Rights Agreement, dated as of December 18, 2009 (the "Rights Agreement"), between Espey Mfg. & Electronics Corp., a New York
      -----------------
corporation  (the  "Company") , and  Registrar and Transfer Co., as Rights Agent
                    -------
(the  "Rights  Agent"),  to  purchase  from the  Company  at any time  after the
       -------------
Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York City time) on December 31, 2019 at the principal office of the Rights Agent, or its successors as Rights Agent, in New York, New York, one-half fully paid and non-assessable share of the Common Stock (the "Common
                                                                          ------
Shares") of the Company,  at a purchase price of $25.00 per share (the "Purchase
------                                                                  --------
Price"), upon presentation and surrender of this Right Certificate with the Form
-----
of Election to Purchase and Certificate on the reverse hereof duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of January 1, 2010 based on the Common Shares as constituted at such date.

         As provided in the Rights Agreement, the Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed at any time prior to the earlier of the Distribution Date or December 31, 2019 by the Company, at its option, at a redemption price of $.01 per Right.

         No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be purchasable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscriptions rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised, as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of __________, 2009.

ATTEST:                                          ESPEY MFG. & ELECTRONICS CORP.
                                                 By:
--------------------------------                    ----------------------------
         Secretary                                        President

Countersigned:
By:
   -----------------------------
     Authorized Signature

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer this Right Certificate.)

         FOR VALUE RECEIVED ____________________________ hereby sells, assigns and transfers unto_______________________________________________________

________________________________________________________________________________
(Please print name and address of transferee)

________________________________________________________________________________

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:____________________________



                                     _______________________
                                     Signature

Signature Guaranteed:

                                     NOTICE
                                     ------

         The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                      (To be executed if holder desires to
                        exercise this Right Certificate.)

To:      ESPEY MPG. & ELECTRONICS CORP.


         The undersigned hereby irrevocably elects to exercise ____________________ Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:
Please insert social security
or other identifying number:
                            ____________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                         (Please print name and address)


________________________________________________________________________________
         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:____________________________________________________

________________________________________________________________________________
                         (Please print name and address)


________________________________________________________________________________

Dated:______________________




                                    _____________________
                                    Signature

Signature Guaranteed:

                                     NOTICE
                                     ------

         The signature to the foregoing Election must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                   CERTIFICATE
                                   -----------

                  (To be executed if holder desires to exercise
                      or transfer this Right Certificate.)

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such tens are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:_________________________                      ___________________________
                                                              Signature

                                     NOTICE
                                     ------

         The signature to the foregoing Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       Exhibit B
                                                                       ---------

                          SUMMARY OF RIGHTS TO PURCHASE
                                  COMMON SHARES

         The Board of Directors of Espey Mfg. & Electronics Corp. (the "Company") declared a dividend of one right ("Right") for each share of common
 -------                                        -----
stock,  $.33  1/3 par  value  per  share,  of the  Company  (a  "Common  Share")
                                                                 -------------
outstanding  as of the close of business on April 14, 1989 (the  "Record  Date")
                                                                  ------------
and authorized the issuance of one Right with respect to each Common Share that shall become outstanding (other than Common Shares that are issued in connection with the exercise of the Rights) after the Record Date and on or before the earlier of the Distribution Date (as defined below) or December 31, 2019. Each Right entitles the registered holder to purchase from the Company one-half of a Common Share at a price of $25.00 per share (the "Purchase Price"), subject to
                                                  ---------------
adjustment. The description and terms of the Rights are set forth in a Second Amended and Restated Rights Agreement, dated as of December 18, 2009 (the "Rights Agreement"), between the Company and Registrar and Transfer Co., as
 -----------------
Rights Agent.

         Until the Distribution Date (as hereinafter defined), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of April 14, 1989, by such Common Share certificates. The term "Distribution
                                                                    ------------
Date"  means  such  date  which  is the  earlier  of (i) the  fifteenth  day (or
----
twenty-fifth day if the Board of Directors of the Company shall within such fifteen-day period act by resolution to extend such period by ten days) following a public announcement that a person or group of affiliated or associated persons (except for the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company, or any person or entity organized, appointed, established or holding Common Shares for or pursuant to the terms of any such plan) (an
"Acquiring  Person")  acquired,  or obtained  the right to  acquire,  beneficial
 -----------------
ownership  of 15% or more of the  Common  Shares  then  outstanding  or (ii) the fifteenth day (or twenty-fifth day if the Board of Directors of the Company shall within such fifteen-day period act by resolution to extend such period by ten days) after the commencement by an Acquiring Person of a tender or exchange offer which, if consummated for the maximum amount of securities to which the offer relates, would result in the person making the offer, together with all affiliates and associates of such person, being the beneficial owner of 15% or more of the outstanding Common Shares of the Company. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with, and only with, the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after April 14, 1989, upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of April 14, 1989, even without a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common
       -------------------
Shares as of the close of business on the Distribution Date and thereafter such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on the earlier of the date they are redeemed by the Company as described below or December 31, 2019.

         The Purchase Price payable, and the number of Common Shares or other securities or property purchasable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Common Shares, (ii) upon the fixing of a record date for the grant to holders of the Common Shares of certain rights or warrants to subscribe for Common Shares or convertible securities at less than the then current market price of the Common Shares (other than the Rights evidenced hereby) or (iii) upon the fixing of a record date for the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the last regular periodic cash dividend theretofore paid) or of subscription rights or warrants (other than those referred to above).

         In the event that (i) the Company is the surviving or continuing corporation in a merger, consolidation or other combination transaction with an Acquiring Person (other than a transaction discussed in the next sentence), (ii) in one or more transactions an Acquiring Person transfers any assets to the Company or any of its subsidiaries in exchange (in whole or in part) for Common Shares or for securities exercisable for or convertible into Common Shares,
(iii) an Acquiring Person acquires, or obtains the right to acquire, beneficial ownership of 15% or more of the Company's outstanding voting securities or (iv) an Acquiring Person engages in one of a number of self-dealing transactions specified in the Rights Agreement, proper provision shall be made so that each holder of a Right, other than Rights that are or, under certain circumstances, were beneficially owned by the Acquiring Person (which will be void), will thereafter have the right to receive, upon exercise thereof at the current Purchase Price, that number of Common Shares equal to half of the Purchase Price divided by half of then current market price. In the event that (i) the Company is acquired in a merger or consolidation transaction in which the Company is not the surviving or continuing corporation, (ii) the Company is acquired in a merger or consolidation transaction in which it is the surviving or continuing corporation and the stockholders of the Company received assets or other property or stock or other securities of any other person or (iii) 50% or more of the Company's assets or earning power is sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of the Rights Agreement and payment of an amount equal to (1) the Purchase Price in effect immediately prior to the occurrence of such consolidation, merger, sale or transfer multiplied by
(2) the number of Common Shares for which a Right was exercisable immediately prior to such occurrence.

         No adjustment in the Purchase Price will be repaired until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued upon exercise of the Rights and in lieu thereof an adjustment in cash will be made based on the market price of the Common Shares on the last trading date prior to the date of exercise.

         At any time prior to the earlier of the Distribution Date or December 31, 2019, the Company, at its option, may redeem the Rights in whole, but not in part, at a price of $.01. per Right (the "Redemption Price"). Immediately upon
                                          -----------------
the action of the Board of Directors of the Company electing to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. Under certain circumstances the right of redemption may be reinstated after its expiration.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission (the "Commission") as an Exhibit to the Form 8-K filed with
                           ----------
the Commission by the Company on or around December 18, 2009. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.